AMENDMENT NO. 1 TO TIB FINANCIAL CORP.
   2004 EQUITY INCENTIVE PLAN

THIS AMENDMENT NO. 1 TO THE TIB FINANCIAL CORP. 2004 EQUITY
INCENTIVE PLAN (the “Amendment”) is made as of the 26th day of May, 2010.

W I T N E S S E T H  T H A T:

WHEREAS, the Board of Directors and the shareholders of TIB Financial Corp. (the
“Company”) have authorized, adopted and approved a 2004 Equity Incentive Plan, (the “Plan”); and

WHEREAS, the Company desires to amend the Plan in certain respects; and

WHEREAS, the board of directors and the shareholders of the Company have approved the
Amendment.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.           Defined Terms.  All terms used in this Amendment which are defined in the Plan shall have the meanings specified in the Plan, unless specifically defined herein.

2.            Amendment of Section 6(a).  Section 6(a) of the Plan shall be amended by deleting the text of such provision in its entirety, and inserting the following in lieu thereof:

(a)           The maximum number of shares that may be issued with respect to Awards made under the Plan is lesser of 25,000,000 Shares or 8% of the shares of common stock outstanding from time to time (90% of these shares allocated to the Employees, all of which may be issued as
Incentive Stock Options, and 10% of these shares allocated to the Directors), no more than 80% of which may be issued pursuant to awards granted in the form of Restricted Shares.

3.            Effect of Amendment.  Except as expressly modified by this Amendment, the terms, covenants, and conditions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed by its officer thereunto duly authorized, all as of the date first above written.

TIB FINANCIAL CORP.

By: /s/ Thomas J. Longe
Thomas J. Longe
      Vice Chairman, Chief Executive Officer
                 and President